UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2025

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Rte. 17 North, Ste. 800, Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement

On December 29, 2025, Glucotrack, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an investor (the “Investor”) for a private placement of securities (the “Private Placement”). The closing of the Private Placement occurred on December 31, 2025 (the “Closing” and such date, the “Closing Date”). At the Closing, the Company issued 1,033,591 pre-funded warrants (the “Pre-Funded Warrants”) to purchase 1,033,591 shares (the “Pre-Funded Warrant Shares”) of common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $3.87 per Pre-Funded Warrant less the exercise price per Pre-Funded Warrant of $0.001 per share, and (ii) common warrants to purchase 2,067,182 shares (the “Common Warrant Shares” and together with the Pre-Funded Warrant Shares, the “Warrant Shares”) of Common Stock.

The Company received aggregate gross proceeds from the Private Placement of approximately $4.0 million, before deducting estimated placement agent commissions and expenses in connection with the Private Placement, which are payable by the Company.

The Securities Purchase Agreement contained customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Investor, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties. The Company agreed to use the net proceeds from the Private Placement for general corporate purposes. The Securities Purchase Agreement is governed by the laws of the State of New York.

The Company also agreed that, from the date of the Securities Purchase Agreement until 60 days after the Effectiveness Date (as defined in the Securities Purchase Agreement) (the “Effective Date”), the Company will not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (as defined in the Securities Purchase Agreement) or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the Registration Rights Agreement. Further, until the 12-month anniversary of the Effective Date, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Securities Purchase Agreement), subject to certain limited exceptions set forth in the Securities Purchase Agreement; provided, however, that, after 60 days following the Effective Date, (i) the issuance and sale of shares of Common Stock in an “at the market” offering with the Placement Agent (as defined herein) shall not be prohibited and (ii) sales of the Company’s Common Stock pursuant to the Company’s equity line of credit, established pursuant to that certain Purchase Agreement dated September 11, 2025 by and between the Company and Sixth Borough Capital Fund, LP shall not be prohibited.

The purchase price of each Pre-Funded Warrant is equal to the closing price (as reflected on Nasdaq.com) of the Common Stock on December 29, 2025 (the “Minimum Price”), minus the exercise price of $0.001 per share. The Pre-Funded Warrants are exercisable at any time after their original issuance, and will not expire until exercised in full.

The Pre-Funded Warrants provide that the Investor will not have the right to exercise any portion of its Pre-Funded Warrants if such exercise would cause (i) the aggregate number of shares of Common Stock beneficially owned by the Investor (together with its affiliates) to exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of the Company’s securities beneficially owned by the Investor (together with its affiliates) to exceed 9.99% of the combined voting power of all of the Company’s securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

The Common Warrants have an exercise price per share of Common Stock equal to $3.87 per share (which is equal to the Minimum Price). The Common Warrants are not exercisable, and the Common Warrant Shares are not issuable until the Company obtains stockholder approval for such exercise and issuance under applicable rules and regulations of The Nasdaq Stock Market LLC (“Stockholder Approval” and the date on which Stockholder Approval is received and deemed effective, the “Stockholder Approval Date”). The Common Warrants will expire on the five year anniversary of the Stockholder Approval Date. The exercise price and the number of shares of Common Stock issuable upon exercise of the Common Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.

The Common Warrants provide that the Investor will not have the right to exercise any portion of its Common Warrants if such exercise would cause (i) the aggregate number of shares of Common Stock beneficially owned by the Investor (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of the Company’s securities beneficially owned by the Investor (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser, 9.99%) of the combined voting power of all of the Company’s securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants.

Registration Rights Agreement

In connection with the Private Placement, the Company entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”). The Registration Rights Agreement provides that the Company shall file a registration statement covering the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) with the U.S. Securities and Exchange Commission (the “SEC”) no later than the 15th calendar day following the date of the Registration Rights Agreement, and have the registration statement declared effective by the SEC as promptly as practicable after the filing thereof, but in any event no later than 45th calendar day following the date of the Registration Rights Agreement, or in the event of a “full review” by the SEC, the 90th day following the date of the Registration Rights Agreement.

Upon the occurrence of any Event (as defined in the Registration Rights Agreement), which, among others, prohibits the Investor from reselling the Securities for more than 10 consecutive calendar days or more than an aggregate of 15 calendar days during any 12-month period, the Company is obligated to pay to the Investor, on each monthly anniversary of each such Event, an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.5% multiplied by the aggregate subscription amount paid by such Investor pursuant to the Securities Purchase Agreement.

The Company may not file any other registration statements until all Registrable Securities are registered pursuant to a registration statement that is declared effective by the SEC, provided that the Company may file amendments to registration statements filed prior to the date of the Registration Rights Agreement so long as no new securities are registered on any such existing registration statements. All fees and expenses incident to the performance of or compliance with the Registration Rights Agreement by the Company will be borne by the Company, whether or not any Registrable Securities (as defined in the Registration Rights Agreement) are sold pursuant to a registration statement.

Lock-Up Agreement

In connection with the Private Placement, the Company’s officers and directors entered into lock-up agreements in favor of the Placement Agent (each, a “Lock-Up Agreement”), pursuant to which, for a period of 90 days following the Closing, each agreed, subject to certain limited exceptions, not to directly or indirectly, (a) offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction that is designed to, or could reasonably be expected to, result in the transfer or disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock; (b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; (c) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company; or (d) publicly disclose the intention to do any of the foregoing.

Placement Agency Agreement

In connection with the Private Placement, on December 29, 2025, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Curvature Securities, LLC (the “Placement Agent”). As part of its compensation for acting as Placement Agent for the Private Placement, the Company paid the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds and issued to the Placement Agent warrants to purchase 124,030 shares of Common Stock (the “Placement Agent Warrant Shares”) at an exercise price of $4.257 per share (the “Placement Agent Warrants”), which are exercisable at any time on or after the date that is one hundred eighty (180) days from the date of the commencement of sales in connection with the Private Placement (the “Commencement Date”), and expire on the five year anniversary of the Commencement Date.

The above summary of the Pre-Funded Warrants, the Common Warrants, the Placement Agent Warrants, the Securities Purchase Agreement, the Registration Rights Agreement, the Lock-Up Agreements and the Placement Agency Agreement does not purport to be complete and is qualified in its entirety by reference to such applicable agreements or forms of agreements, copies of which are attached as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 of this Current Report on Form 8-K related to the Pre-Funded Warrants, Common Warrants, Placement Agent Warrants, Warrant Shares and Placement Agent Warrant Shares is hereby incorporated by reference into this Item 3.02. The Pre-Funded Warrants, Common Warrants, Placement Agent Warrants were sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506(c) of Regulation D promulgated under the Securities Act as sales to accredited investors and in reliance on similar exemptions under applicable state laws. When issued, the Warrant Shares and Placement Agent Warrant Shares will be issued in reliance on the exemption from registration provided in Section 4(a)(2) under the Securities Act.

Item 7.01 . Regulation FD Disclosure.

On December 30, 2025, the Company issued a press release announcing the pricing of the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Warrant
4.3	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Lock-Up Agreement
10.4	Placement Agency Agreement, dated December 29, 2025, by and between the Company and Curvature Securities, LLC
99.1	Press Release, dated December 30, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2025

GLUCOTRACK, INC.

	By:	/s/ Paul Goode
	Name:	Paul Goode
	Title:	Chief Executive Officer